UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2014

CANNAVEST CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-173215 (Commission File Number)	80-0944970 (I.R.S. Employer Identification No.)

2688 South Rainbow Boulevard, Suite B

Las Vegas, Nevada 89146

(Address of principal executive offices)

(866) 290-2157
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensatory Arrangements of Certain Officers

On December 8, 2014, the Board of Directors of Cannavest Corp. (the “Board”) took the following action relating to compensatory arrangements:

Stock Options – Approval of Grant. The disinterested members of the Board granted a stock option to Michael Mona, Jr., the Company’s President and Chief Executive Officer, under the Company’s Amended and Restated 2013 Equity Incentive Plan. The stock option grant is evidenced by the Company’s form of Stock Option Grant Notice, a form of which was filed as Exhibit 4.2 to the Company’s Form S-8 on October 6, 2014, except that vesting provisions have been modified as set forth below. The option (a) is to purchase 4,000,000 shares of the Company’s common stock, (b) is durational-based, with 67% vested as of the date of grant and with the remainder vesting in twelve equal monthly installments measured from January 31, 2015, (c) has an exercise price equal to the fair market value of the Company’s common stock at the time of grant, or $2.64, and (d) has a term of ten (10) years from the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2014

CANNAVEST CORP.

By: /s/ Michael Mona, Jr.

Michael Mona, Jr.

President and Chief Executive Officer